Exhibit 99.1

Certara Appoints Jon Resnick as Chief Executive Officer

Resnick brings decades of leadership experience in health sciences, business operations, strategy, innovation and commercial growth

William Feehery to step down as CEO on December 31, 2025

Company reaffirms full year 2025 financial outlook

RADNOR, PA – December 11, 2025 – Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, announced today that it has appointed Jon Resnick as its next Chief Executive Officer and member of Certara’s Board of Directors, effective January 1, 2026, succeeding William F. Feehery, who will at that point serve as an external advisor during a transition period.

Resnick brings over 20 years of experience with IQVIA, a global technology-enabled, data and analytics and services business that helps life sciences organizations develop and commercialize therapies. Since 2019, he has served as the President of the United States and Canada regional business, with overall management responsibility for the region’s commercial business. Prior to this role and immediately following the merger of IMS Health and Quintiles, Resnick served as President of IQVIA’s Real World Solutions business. Before the merger, Resnick was the Vice President and General Manager for IMS Health’s Real-World Solutions business and had various positions in IQVIA’s US and EMEA consulting and services organization.

“We are excited to welcome Jon to Certara,” said James E. Cashman III, Chairman of the Board of Directors. “He brings a proven track record of building and scaling market leaders, advancing technological innovation in healthcare and life sciences and fostering collaborative teams. We are confident that his leadership will help propel Certara to its next phase of growth and realize the full potential of model-informed drug development in accelerating medicines to patients.”

"I am thrilled to join Certara, a market-leading strategically important company at the forefront of innovation in drug discovery and development," said Resnick. “Certara's suite of AI, data and simulation technologies, backed by a team of world-class experts, is uniquely positioned to drive long-term growth, while helping clients reduce risk, accelerate timelines and transform how medicines reach patients. I look forward to leading this talented team and helping our clients reach their goals.”

Prior to joining IQVIA in 2002, Resnick worked for the U.S. Senate Committee on Finance, where he advised on healthcare policy and developed legislation around Medicare, Medicaid and broader healthcare reform. He holds an MBA from Northwestern University’s Kellogg School of Management and a degree in Political Science from Union College.

Cashman added, “The Board would like to thank Bill for his many contributions, including guiding Certara through its successful IPO, leading Certara’s investment in software development and reinforcing its position as a global biosimulation leader. We are pleased that Bill will serve as an advisor to Certara to ensure a smooth transition.”

“I am incredibly proud of what we have accomplished at Certara,” said Feehery. “Together, we accelerated the adoption of biosimulation and helped our clients advance medicines with greater speed and confidence. As Certara enters its next chapter, this is the right moment for a leadership transition. I remain fully committed to supporting a smooth transition and am confident that Certara’s future is exceptionally bright.”

As part of this announcement, the Company is reaffirming its 2025 full year financial outlook as previously disclosed on November 6, 2025.

About Certara

Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,400 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries. Visit us at www.certara.com.

Forward Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s financial guidance, management and director succession plans and future business and financial performance and outlook. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery and development; our ability to compete within our market; changes or delays in government regulation relating to the biopharmaceutical industry; trends in research and development (“R&D”) spending; the use of third parties by biopharmaceutical companies and a shift toward more R&D occurring at smaller biotechnology companies; consolidation within the biopharmaceutical industry; our ability to successfully increase our customer base, expand our relationships and the products and services we provide, and enter new markets; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; any delays or defects in our release of new or enhanced software or other biosimulation tools; issues relating to the use of artificial intelligence and machine learning in our products and services; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by our existing customers; risks related to our contracts with government customers, including the ability of third parties to challenge our receipt of such contracts; our ability to sustain historic growth rates; any future acquisitions and our ability to successfully integrate such acquisitions; the accuracy of our addressable market estimates; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 26, 2025, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.

Certara Contact:

Sheila Rocchio

sheila.rocchio@certara.com

Media Contact:

certara@edelmansmithfield.com